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   As filed with the Securities and Exchange Commission on December 2, 1997
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                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] PRELIMINARY PROXY STATEMENT

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-
   6(E)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TRUE NORTH COMMUNICATIONS INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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[SET TRUE NORTH LOGO]

TRUE NORTH COMMUNICATIONS INC.



                                                                December 2, 1997



To the Organization:

I want to post you on a couple of developments regarding our contemplated acquisition of Bozell.

On Wednesday (the 26th), the Securities Exchange Commission (SEC) cleared our prospectus-proxy filing on the Bozell transaction, and we have now set a Special Stockholders meeting for December 30, 1997 to vote on this acquisition. Those of you who are shareholders will soon be receiving a proxy document and voting card providing you the background of the transaction. (As you may know, prior to this SEC approval, we were precluded during an SEC mandated "silent period" from discussing this transaction with any audience, including employees.)

As you are probably aware, this SEC approval process was delayed due to Publicis withholding some obligatory financial documentation. After we filed a legal suit in Delaware court, they capitulated and complied, which was the final information the SEC needed.

Now you may have also read that Publicis has just filed its own lawsuit to block the Special Stockholders meeting. This comes as no surprise as we believe Publicis' intention is to obstruct the Bozell transaction in any way possible. Frankly, we are glad that ultimately an impartial judge will decide if there is merit in Publicis' position. We're confident that at all times our actions have been appropriate and in the best interest of our stockholders. We will deal with this lawsuit in due course as we remain committed to closing the Bozell transaction by year's end.